      As filed with the Securities and Exchange Commission on May 13, 1998

                                            REGISTRATION STATEMENT NO. 333-43131
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                        POST EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                           ALPHA-BETA TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)

      Massachusetts                                   04-2997834
(State of incorporation)                (I.R.S. Employer Identification Number)

                               THREE BIOTECH PARK
                              ONE INNOVATION DRIVE
                         WORCESTER, MASSACHUSETTS 01605
                                 (508) 798-6900

   (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                         -------------------------------

                                  SPIROS JAMAS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           ALPHA-BETA TECHNOLOGY, INC.
                               THREE BIOTECH PARK
                              ONE INNOVATION DRIVE
                         WORCESTER, MASSACHUSETTS 01605
                                 (508) 798-6900

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------

                                 With copies to:
                             JOHN J. EGAN III, ESQ.
                           GOODWIN, PROCTER & HOAR LLP
                                 Exchange Place
                                 53 State Street
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          ----------------------------

                           ALPHA-BETA TECHNOLOGY, INC.

                          DEREGISTRATION OF SECURITIES


                            -------------------------


        Alpha-Beta Technology, Inc. (the "Registrant") previously filed Registration Statement No. 333-43131 on Form S-3 (the "Registration Statement") covering 237,364 shares of its common stock, par value $.01 per share (the "Common Stock"). The offering contemplated by the Registration Statement expired on May 12, 1998. Accordingly, the Registrant hereby files this Post-Effective Amendment No. 1 to the Registration Statement to deregister a total of 221,937 shares of its Common Stock originally registered by the Registration Statement which remained unsold as of the expiration of the offering.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), Alpha-Beta Technology, Inc. certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Worcester, Massachusetts, on this thirteenth day of May, 1998.

                                      ALPHA-BETA TECHNOLOGY,  INC.


                                      By: /s/ Spiros Jamas
                                          --------------------------------------
                                          Spiros Jamas
                                          President and Chief Executive Officer


        Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                              Capacity                              Date
         ---------                              --------                              ----
/s/ Spiros Jamas                        President, Chief Executive                May 13, 1998
-----------------------------           Officer and Director (Principal
Spiros Jamas                            Executive Officer)



/s/ Joseph M. Grimm                     Vice President, Finance                   May 13, 1998
-----------------------------           and Chief Financial Officer
Joseph M. Grimm                         (Principal Financial and
                                        Accounting Officer)



            *                           Executive Vice President,                 May 13, 1998
-----------------------------           Treasurer, Chief Operating
D. Davidson Easson Jr.                  Officer and Director




            *                           Chairman of the Board of                  May 13, 1998
-----------------------------           Directors
Gustav A. Christensen



            *                           Director                                  May 13, 1998
-----------------------------
Bernard Canavan



            *                           Director                                  May 13, 1998
-----------------------------
Lawrence C. Hoff



            *                           Director                                  May 13, 1998
-----------------------------
Michael E. Porter



            *                           Director                                  May 13, 1998
-----------------------------
Peter H. Levine, M.D.



* By: /s/ Spiros Jamas
      -----------------------
      Spiros Jamas
      Attorney-in-fact